EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

                We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of Steel Dynamics, Inc. for the registration of shares of its common stock for the acquisition of Roanoke Electric Steel Corporation, and to the incorporation by reference therein of our report dated January 23, 2004, with respect to the consolidated financial statements of Steel Dynamics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, and our reports dated February 23, 2005, with respect to the consolidated financial statements of Steel Dynamics, Inc., Steel Dynamics, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Steel Dynamics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Wayne, Indiana
February 20, 2006